POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Dana A. Gordon and Vincent A. Mercaldi, signing singly, the undersigned's true and lawful attorney-in-fact to:

     1 execute for and on behalf of the undersigned, in the undersigned's cap acity as a director and/or officer of Quanta Services, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of
          1934 and the rules thereunder;

     2  do and perform any and all acts for and on behalf of the undersigned w hich  may  be  necessary or desirable to  complete  and
          execute  any such Form 3, 4, or 5, complete and execute
          any  amendment or amendments thereto, and  timely  file
          such  form  with  the  United  States  Securities   and
          Exchange Commission and any stock exchange or similar authority; and

     3  take  any  other  action  of  any  type  whatsoever  in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respectto the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of May, 2005.


                                      /s/  James R. Ball